EXHIBIT 10.1

                    WEBSITE DESIGN AND PROGRAMMING AGREEMENT

This agreement is entered into by Destin Sands International, hereinafter referred to "Service Provider", and Communications Research, Inc., hereinafter referred to as "CRI", and sets forth the terms and conditions for services to be rendered by Service Provider on behalf of CRI.

SERVICES OF THE SERVICE PROVIDER

Destin Sands International will design a website for CRI's subsidiary TeleWriter Corporation, Inc. and shall assist in developing a database management enterprise software for the ongoing management and development of the sales and marketing of the Telewriter software.

TIMING, FEES AND EXPENSES

1. Service Provider will commence its work with CRI immediately. For the consulting services provided during the term of the engagement, Service Provider charges a one time up front fee of 1.5 million shares of registered stock, (the "Stock Fee") at a $.001 cost basis collectively representing the "Consulting Fee". The consulting services will be for a period of 1 year. If CRI desires to terminate the services of the Service Provider prior to the expiration of this agreement, the Consultant will be entitled to retain the entire consulting fee and no proration of this fee will be made.

2. CRI will issue to Service Provider within 10 business days of signing the consulting agreement the 1.5 million shares of registered stock.

3. Travel expenses. All of Service Provider's travel, lodging, meals and airfare incurred on CRI's behalf, over $250, shall be pre-approved. Airfare shall be pre-paid directly by CRI (rather than paid by, and subsequently reimbursed to Service Provider).

o All remittances will be made to Service Provider.

ADDITIONAL TERMS

This Agreement will commence with your signing this Agreement, and will continue for a period of 365 days.

1. Service Provider's relationship with CRI shall be that of an independent contractor and not that of an employee. Service Provider will not be eligible for any employee benefits, nor will CRI make deductions from the consulting fees for taxes, insurance, bonds or any other subscription of any kind, which shall be Service Provider's sole responsibility. Service Provider will use its best efforts in performing the services under this Agreement, within the scope of work specified in this Agreement. The Service Provider may use contractors or other third parties of Service Provider's choice to assist in rendering such services.

2. Confidentiality and non-disclosure. CRI, their officers, directors, employees and/or agents, understand that Service Provider considers its investors, source firms and compensation arrangements to be confidential and proprietary, and agrees not to disclose any such information to any person or firm outside of CRI without prior written consent from Service Provider, except as required by law. CRI's obligations under this paragraph shall survive termination of this Agreement for a period of 24 months.

3. Service Provider shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of CRI (other than information in the public domain through no fault of Service Provider), except with the prior written consent of CRI. Upon termination of this Agreement Service Provider will, upon request by CRI, return all documents, and other materials related to the services provided hereunder furnished to Service Provider by CRI. Service Provider's obligations under this paragraph shall survive termination of this Agreement.

4. Service Provider and CRI further agree to indemnify and hold each other harmless from and against any and all losses, claims or damages, including any legal or other expenses reasonably incurred, in connection with defending against any litigation, whether commenced or threatened, to which either CRI or Service Provider may become subject under any statute, caused by, or arising out of any service under this Agreement; provided, however, that neither party shall be liable in any such case to the extent that any loss or damage is found to have resulted from the other party's gross negligence, intentional misrepresentation or violation of any statute or regulation.

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5. In the event that any controversy or claim arises out of this Agreement, the parties hereto shall negotiate in good faith to resolve such controversy or claim. If such controversy or claim cannot be settled by the parties through negotiation, such controversy or claim shall be settled by binding arbitration. During the arbitration, both parties shall continue to perform their obligations under this Agreement unless the Agreement has been terminated. In addition to any other recovery, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs thereby incurred.

6. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby. Further, a waiver of the non-performance of any provision of this Agreement must be in writing and shall apply only to the particular non-performance involved and shall not constitute an amendment, change or modification of this Agreement or apply to any other performance requirement.

7. This agreement shall inure to the benefit of and be binding on the respective parties hereto and the respective executors, administrators, successors and assigns.

8. If accepted by CRI and Service Provider below, this Agreement shall constitute a binding agreement between CRI and Service Provider. This Agreement reflects the entire agreement between CRI and Service Provider, and the terms herein shall not be modified except by a written amendment signed by the parties hereto. The signatories below acknowledge that they have the necessary authority of their respective parties, including board approval, if required, to enter into this Agreement.

9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

10. The Service Provider is not a registered broker and will not provide the services of a broker. If it is necessary to utilize the services of a registered broker, any fees and/or costs of such a broker shall be borne by CRI.



                                             AGREED AND ACCEPTED:

Destin Sands International                   Communications Research, Inc.

Signature:  /S/ Reinery Barba                Signature:  /S/ Carl R. Ceragno
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Title:      President                        Title:      President & COO
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Date:       03/11/04                         Date:       03/11/04
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